                                                                    EX - 99 g(2)

                            MASTER SERVICES AGREEMENT

         THIS AGREEMENT is made as of September 1, 2000, by and between INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC") and each entity listed in Appendix I attached hereto (collectively, the "Funds"). Each Fund is a Maryland corporation, except FLAG INVESTORS PORTFOLIOS TRUST which is a New York business Trust (the "Trust").

                               W I T N E S E T H:

         WHEREAS, each of the Funds is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each of the Funds desire to retain ICCC to provide certain services on behalf of each Fund and with respect to each of the Trust's portfolios (the "Portfolios"), as set forth in the Appendices to this Agreement, and ICCC is willing so to serve.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. Appointment. Each of the Funds hereby appoint ICCC to perform such services and to serve such functions on behalf of each of the Funds as set forth in the Appendices to this Agreement, on the terms set forth in this Agreement and the Appendices hereto. ICCC accepts such appointment and agrees to furnish such services and serve such functions. Each of the Funds may have currently outstanding one or more series, classes, or funds (where applicable) of its shares of common stock, par value $.001 per share ("Shares") and may from time to time hereafter issue separate series, classes, or funds (where applicable) of its Shares or classify and reclassify Shares of any series, class, or funds and the appointment effected hereby shall constitute appointment for the provision of services with respect to all existing series, classes or funds (where applicable) and any additional series, classes or funds established at a later time unless the parties shall otherwise agree in writing.

         2. Delivery of Documents. Each of the Funds have furnished ICCC with copies properly certified or authenticated of the following documents and will furnish ICCC from time to time with copies, properly certified or authenticated, of all amendments of or supplements thereto, if any:

             (a) Resolutions of each of the Funds' Board of Directors/Trustees authorizing the appointment of ICCC to act in such capacities on behalf of each of the Funds as set forth in the Appendices to this Agreement, and the entering into of this Agreement by each of the Funds;

             (b) Each Fund's Articles of Incorporation and all amendments thereto (the "Charter")and each Fund's By-Laws and all amendments thereto (the "By-Laws");

             (c) The Trust's Articles of Incorporation and all amendments thereto (the "Charter") and the Trust's By-Laws and all amendments thereto (the "By-Laws");

             (d) Each of the Funds' most recent Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the Shares; and

             (e) Copies of each of the Funds' most recent prospectus or prospectuses, including amendments and supplements thereto (collectively, the "Prospectus").

         3. Services to be Provided; Fees. During the term of this Agreement, ICCC shall perform the services and act in such capacities on behalf of each of the Funds as set forth herein and in the Appendices to this Agreement. For the services performed by ICCC for each of the Funds, each of the Funds will compensate ICCC in such amounts as may be agreed to from time to time by the parties in writing.

         4. Records. The books and records pertaining to each of the Funds and that are in the possession of ICCC shall be the property of each of the Funds. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. Each of the Funds, or each of the Funds' authorized representatives, shall have access to such books and records at all times during ICCC's normal business hours. Upon the reasonable request of each of the Funds, ICCC shall provide copies of any such books and records to each of the Funds or to the authorized representative of each of the Funds at each of the Funds' expense.

         5. Cooperation with Accountants. In addition to any obligations set forth in an Appendix hereto, ICCC shall cooperate with the independent accountants of each of the Funds and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of such accountants' opinion of each of the Funds' financial statements or otherwise, as such may be required by each of the Funds from time to time.

         6. Compliance with Governmental Rules and Regulations. Each of the Funds assumes full responsibility for insuring that each Fund and the Portfolios comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934(the "1934 Act"), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. ICCC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the Commodities Exchange Act (if applicable), and all laws, rules and regulations of governmental authorities having jurisdiction with respect to the performance by ICCC of its duties under this Agreement, including the Appendices hereto.

         7. Expenses. (a) ICCC shall bear all expenses of its employees and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of each of the Funds' directors/trustees and officers who are employees of ICCC.

             (b) Each of the Funds assumes and shall pay or cause to be paid all other expenses of each of the Funds, as applicable, including, without limitation: the fees for investment advisory services, the fees of the administrator and distributor; the charges and expenses of any registrar, any custodian or depositary appointed by each of the Funds for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by each of the Funds; brokers' commissions chargeable to each of the Funds in connection with portfolio securities transactions to which each of the Funds is a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by each of the Funds to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing Shares; all costs and expenses in connection with maintenance of registration of each of the Funds and its Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including typesetting, and distributing prospectuses of each of the Funds and supplements thereto to each of the Funds' shareholders; all expenses of shareholders', directors', and trustees' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors, trustees or members of any advisory board or committee other than such directors, trustees or members who are "interested persons" of eachof the Funds (as defined in the 1940 Act); all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of legal counsel, including counsel to the directors or Trustees of each of the Funds who are not "interested persons" of each of the Funds (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to each of the Funds; a portion of membership dues of industry associations; interest payable on each of the Funds' borrowings; postage; insurance premiums on property or personnel (including officers, directors, and trustees) of each of the Funds which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of each of the Funds' operation unless otherwise explicitly provided herein.

         8. Liability; Indemnification. Neither ICCC nor any of its officers, directors or employees shall be liable for any error of judgment or for any loss suffered by each of the Funds in connection with the matters to which this Agreement, including the Appendices hereto, relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of, its or their obligations and duties under this Agreement. Each of the Funds agree to indemnify and hold harmless ICCC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as currently in existence or as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which ICCC takes or does or omits to take or do at the request or on the direction of or in reliance on the advice of each of the Funds or their outside counsel; provided, that neither ICCC nor any of its nominees shall be indemnified against any liability to each of the Funds or to its shareholders (or any expenses incident to such liability) arising out of ICCC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Notwithstanding anything else in this Agreement or any Appendix hereto to the contrary, ICCC shall have no liability to each of the Funds for any consequential, special or indirect losses or damages which each of the Funds may incur or suffer as a consequence of ICCC's performance of the services provided in this Agreement or any Appendix hereto.

         9. Responsibility of ICCC. ICCC shall be under no duty to take any action on behalf of each of the Funds except as specifically set forth herein or as may be specifically agreed to by ICCC in writing. In the performance of its duties hereunder, ICCC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but ICCC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of ICCC or reckless disregard by ICCC of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, ICCC shall have no liability to each of the Funds for any consequential, special or indirect losses or damages which each of the Funds may incur or suffer by or as a consequence of ICCC's performance of the services provided hereunder.

         10. Non-Exclusivity. The services of ICCC to each of the Funds are not to be deemed exclusive and ICCC shall be free to render accounting or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that directors, officers or employees of ICCC may serve as directors or officers of each of the Funds, and that directors or officers of each of the Funds may serve as directors, officers and employees of ICCC to the extent permitted by law; and that directors, officers and employees of ICCC are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, directors or officers of any other firm or corporation, including other investment companies.

         11. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to each Fund at One South Street, Baltimore, Maryland 21202, Attention: Fund Counsel, or to ICCC at One South Street, Baltimore, Maryland 21202, Attention: Mr. Edward J.Veilleux; to the Trust at Flag Investors Portfolios Trust at P.O. Box 501 Cardinal Avenue, Grand Cayman, Cayman Islands, BWI, with a copy to Deutsche Fund Management, Inc. at One South Street, Baltimore, Maryland 21202, Attention: President, or to ICCC at One South Street, Baltimore, Maryland, 21202.

         12. Miscellaneous. (a) This Agreement shall become effective as of the date first above written and shall remain in force until terminated. This Agreement, or any Appendix hereto, may be terminated at any time without the payment of any penalty, by either party hereto on sixty (60) days' written notice to the other party.

             (b) This Agreement shall be construed in accordance with the laws of the State of Maryland.

             (c) If any provisions of this Agreement shall be held or made invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

             (d) Except as otherwise specified in the Appendices hereto, ICCC shall be entitled to rely on any notice or communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Funds.

             (e) ICCC agrees on behalf of itself and its employees to treat confidentially all records and other information relative to each of the Funds and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by each of the Funds, which approval shall not be unreasonably withheld and may not be withheld where ICCC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by each of the Funds.

             (f) Any part of this Agreement or any Appendix attached hereto may be changed or waived only by an instrument in writing signed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


             FLAG INVESTORS COMMUNICATIONS FUND, INC.
             FLAG INVESTORS SERIES FUNDS, INC.
             FLAG INVESTORS EMERGING GROWTH FUND, INC.
             FLAG INVESTORS EQUITY PARTNERS FUND, INC.
             FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC.
             FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC.
             FLAG INVESTORS VALUE BUILDER FUND, INC.
             FLAG INVESTORS FUNDS, INC.
             FLAG INVESTORS PORTFOLIOS TRUST


                               /s/Amy M. Olmert
                               -----------------
                               By: Amy M. Olmert
                               Title: Secretary


             INVESTMENT COMPANY CAPITAL CORP.


                               /s/Richard T. Hale
                               -------------------
                               By: Richard T. Hale
                               Title: President

                                                                      Appendix I


                            SERVICES PROVIDED BY ICCC

Flag Investors Communications Fund, Inc.             Transfer Agency           Accounting Services           Administration Services

Flag Investors Series Funds, Inc.
 Flag Investors International Equity Fund            Transfer Agency           Accounting Services           Administration Services

 Flag Investors Emerging Growth Fund, Inc.           Transfer Agency           Accounting Services           ------

 Flag Investors Equity Partners Fund, Inc.           Transfer Agency           Accounting Services           ------

 Flag Investors Real Estate Securities Fund, Inc.    Transfer Agency           Accounting Services           ------

 Flag Investors Short-Intermediate Income            Transfer Agency           Accounting Services           ------
   Fund, Inc.

 Flag Investors Value Builder Fund, Inc.             Transfer Agency           Accounting Services           ------

Flag Investors Funds, Inc.
 Flag Investors Top 50 World                         Transfer Agency           Administration Services       ------

 Flag Investors Top 50 US                            Transfer Agency           Administration Services       ------

 Flag Investors Top 50 Asia                          Transfer Agency           Administration Services       ------

 Flag Investors Top 50 Europe                        Transfer Agency           Administration Services       ------

 Flag Investors Japanese Equity Fund                 Transfer Agency           Administration Services       ------

 Flag Investors European Mid-Cap Fund                Transfer Agency           Administration Services       ------

 Growth Opportunity Fund                             Transfer Agency           Accounting Services           Administration Services

 Global Financial Services Fund                      Transfer Agency           Accounting Services           Administration Services

 Global Biotechnology Fund                           Transfer Agency           Accounting Services           Administration Services

 Global Technology Fund                              Transfer Agency           Accounting Services           Administration Services

Flag Investors Portfolios Trust
 Top 50 World Portfolio                              Transfer Agency           ------                        Administration Services

 Top 50 Europe Portfolio                             Transfer Agency           ------                        Administration Services

 Top 50 Asia Portfolio                               Transfer Agency           ------                        Administration Services

 Top 50 US Portfolio                                 Transfer Agency           ------                        Administration Services

 Japanese Equity Portfolio                           Transfer Agency           ------                        Administration Services

 European Mid-Cap Portfolio                          Transfer Agency           ------                        Administration Services

 US Money Market Portfolio                           Transfer Agency           ------                        Administration Services

 Communications Portfolio                            Transfer Agency           Accounting Services           Administration Services

                                                                     Appendix II

                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") between FLAG INVESTORS COMMUNICATIONS FUND, INC. and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

            (a) supervise and manage all aspects of the Fund's operations, other than portfolio management and distribution;

            (b) provide the Fund with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Directors;

            (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by the Fund's Board of Directors;

            (d) supervise the operations of the Fund's transfer and dividend-disbursing agent;

            (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

            (f) provide, at its expense and without cost to the Fund, the services of one or more officers of the Fund.

         2. Fees. For the service performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

                                                                    Appendix III



                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") between FLAG INVESTORS SERIES FUNDS, INC. on behalf of FLAG INVESTORS INTERNATIONAL EQUITY FUND and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

            (a) supervise and manage all aspects of the Fund's operations, other than portfolio management and distribution;

            (b) provide the Fund with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Directors;

            (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by the Fund's Board of Directors;

            (d) supervise the operations of the Fund's transfer and dividend-disbursing agent;

            (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

            (f) provide, the Fund with such administrative and clerical services for the maintenance of certain shareholder records as deemed advisable by the Fund's Board of Directors.

         2. Fees. For the service performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

                                                                     Appendix IV

                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") (i) between FLAG INVESTORS PORTFOLIOS TRUST on behalf of Top 50 World Portfolio, Top 50 Europe Portfolio, Top 50 Asia Portfolio, Top 50 US Portfolio, Japanese Equity Portfolio, Provesta Portfolio, US Money Market Portfolio and INVESTMENT COMPANY CAPITAL CORP. ("ICCC") (ii) between FLAG INVESTORS FUNDS, INC. and ICCC. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

            (a) supervise and manage all aspects of each of the Funds' operations, other than portfolio management and distribution;

            (b) provide each of the Funds with such executive, administrative, clerical and bookkeeping services as are deemed advisable by each of the Funds' Board of Directors/Trustees;

            (c) provide each of the Funds with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by each of the Funds' Board of Directors/Trustees;

            (d) supervise the operations of each of the Funds' transfer and dividend-disbursing agent;

            (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to each of the Funds' shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

            (f) provide, at its expense and without cost to each of the Funds, the services of one or more officers of each of the Funds.

         2. Fees. For the service performed by ICCC for each of the Funds pursuant to this Appendix, each of the Funds will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

                  ADMINISTRATIVE OR OPERATIONAL AGENCY SERVICES
                                  FEE SCHEDULE


Hub Portfolios                              3.5 basis points per Hub
                                            (minimum fee of $60,000 per Hub)

Domestic Spokes


First $200 million                          6.5 basis points per Spoke
                                            (minimum fee of $75,000 per Spoke)

Assets over $200 million                    5.25 basis points per Spoke
                                            (minimum fee of $75,000 per Spoke)

Offshore Spokes                             2.5 basis points per Spoke
                                            (minimum fee of $35,000 per Spoke)

The minimum fee per Hub and Spoke cluster (Hub with two Spokes, three classes of shares on each domestic Spoke) for the first year of the contract will be $75,000. The minimum fee per Hub and Spoke cluster in the second year of the contract will be $125,000. The minimum fee is payable by the Hub with respect to each Hub and Spoke cluster.

                                                FLAG INVESTORS FUNDS, INC.

                                                By: /s/ Amy M. Olmert
                                                   -----------------------------
                                                Name:  Amy M. Olmert
                                                Title: Assistant Secretary

                                                INVESTMENT COMPANY CAPITAL CORP.

                                                By: /s/ Richard T. Hale
                                                   -----------------------------
                                                Name:  Richard T. Hale
                                                Title: President

                                                                      Appendix V

                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of September 29, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") between FLAG INVESTORS PORTFOLIOS TRUST on behalf of the COMMUNICATIONS PORTFOLIO (the "portfolio")and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

            (a) supervise and manage all aspects of the Portfolio's operations, other than portfolio management and distribution;

            (b) provide the Portfolio with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Portfolio's Board of Trustees;

            (c) provide the Portfolio with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by each of the Portfolio's Board of Trustees;

            (d) supervise the operations of the Portfolio's transfer and dividend-disbursing agent;

            (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Portfolio's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

            (f) provide, at its expense and without cost to the Portfolio, the services of one or more officers of the Portfolio.

         2. Fees. For the service performed by ICCC for the Portfolio pursuant to this Appendix, the Portfolio will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

                                                                     Appendix VI
                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of March 28, 2001, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") between DEUTSCHE INVESTORS FUNDS, INC. (on behalf of GLOBAL FINANCIAL SERVICES FUND, GLOBAL BIOTECHNOLOGY FUND and GLOBAL TECHNOLOGY FUND) and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

            (a) supervise and manage all aspects of the Fund's operations, other than portfolio management and distribution;

            (b) provide the Fund with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Directors;

            (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by the Fund's Board of Directors;

            (d) supervise the operations of the Fund's transfer and dividend-disbursing agent;

            (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

            (f) provide, the Fund with such administrative and clerical services for the maintenance of certain shareholder records as deemed advisable by the Fund's Board of Directors.

         2. Fees. For the service performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Appendix to the Master Services Agreement between Deutsche Investors Funds, Inc. (on behalf of Global Financial Services Fund, Global Biotechnology Fund and Global Technology Fund) and Investment Company Capital Corp. to be executed in their names and on their behalf by and through their duly authorized officers, as of March 28, 2001.



                                                DEUTSCHE INVESTORS FUNDS, INC.


                                                By: /s/Amy M. Olmert
                                                    ----------------------------
                                                    Amy M. Olmert
                                                    Title: Secretary




                                                INVESTMENT COMPANY CAPITAL CORP.


                                                By: /s/Richard T. Hale
                                                    ----------------------------
                                                    Richard T. Hale
                                                    Title: President

                                                                    Appendix VII
                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of March 28, 2001, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") between DEUTSCHE INVESTORS FUNDS, INC. on behalf of GROWTH OPPORTUNITY FUND and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Services to be provided. ICCC will perform the following services on an ongoing basis.

            (a) supervise and manage all aspects of the Fund's operations, other than portfolio management and distribution;

            (b) provide the Fund with such executive, administrative, clerical and bookkeeping services as are deemed advisable by the Fund's Board of Directors;

            (c) provide the Fund with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by the Fund's Board of Directors;

            (d) supervise the operations of the Fund's transfer and dividend-disbursing agent;

            (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to the Fund's shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

            (f) provide, the Fund with such administrative and clerical services for the maintenance of certain shareholder records as deemed advisable by the Fund's Board of Directors.

         2. Fees. For the service performed by ICCC for the Fund pursuant to this Appendix, the Fund will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Administrative Services Appendix to the Master Services Agreement between Deutsche Investors Funds, Inc. on behalf of Growth Opportunity Fund and Investment Company Capital Corp. to be executed in their names and on their behalf by and through their duly authorized officers, as of March 28, 2001.



                                                DEUTSCHE INVESTORS FUNDS, INC.


                                                By: /s/Amy M. Olmert
                                                    ----------------------------
                                                    Amy M. Olmert
                                                    Title: Secretary




                                                INVESTMENT COMPANY CAPITAL CORP.


                                                By: /s/Richard T. Hale
                                                    ----------------------------
                                                    Richard T. Hale
                                                    Title: President

                                                                   Appendix VIII
                        TRANSFER AGENCY SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

         This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated (the "Master Services Agreement") (i)between FLAG INVESTORS COMMUNICATIONS FUND, INC. and INVESTMENT COMPANY CAPITAL CORP. ("ICCC") (ii) between FLAG INVESTORS SERIES FUNDS, INC. and ICCC (iii) between FLAG INVESTORS EMERGING GROWTH FUND, INC. and ICCC (iv) between FLAG INVESTORS EQUITY PARTNERS FUND, INC. and ICCC(v) between FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. and ICCC (vi) between FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC. and ICCC(vii) between FLAG INVESTORS VALUE BUILDER FUND, INC. and ICCC (viii) between FLAG INVESTORS FUNDS, INC. and ICCC (ix) between FLAG INVESTORS PORTFOLIOS TRUST and ICCC. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Definitions.

            (a) "Authorized Person." The term "Authorized Person" shall mean any officer of each Fund or of the Portfolios and any other person, who is fully authorized by each Fund's Board of Directors or the Portfolios' Board of Trustees, to give Oral and Written Instructions on behalf of each Fund or the Portfolios.

            (b) "Oral Instructions." The term "Oral Instructions" shall mean oral instructions received by ICCC from an Authorized Person or from a person reasonably believed by ICCC to be an Authorized Person.

            (c) "Written Instructions." The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by ICCC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

         2. Instructions. Unless otherwise provided in this Appendix, ICCC shall act only upon Oral and Written Instructions. ICCC shall be entitled to rely upon any Oral and Written Instruction it receives from an Authorized Person (or from a person reasonably believed by ICCC to be an Authorized Person) pursuant to this Agreement. ICCC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of each Fund's Articles of Incorporation, the Portfolios' Declaration of Trust, the Master Services Agreement, or any Appendix attached thereto, or of any vote, resolution or proceeding of each Fund's Board of Directors, the Portfolios' Board of Trustees or shareholders.

         Each Fund and the Portfolios agree to forward to ICCC Written Instructions confirming Oral Instructions so that ICCC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by ICCC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Each Fund and the Portfolios further agree that ICCC shall incur no liability to each Fund or the Portfolios in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         If ICCC is in doubt as to any action it should or should not take, ICCC may request directions or advice, including Oral or Written Instructions, from each Fund or the Portfolios. ICCC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from each Fund, the Portfolios or from counsel and which ICCC believes, in good faith, to be consistent with those directions, advice or Oral of Written Instructions. Notwithstanding the foregoing, ICCC shall have no obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Appendix, the same is a condition of ICCC's properly taking or not taking such action.

         3. Description of Services.

            (a) General Services to be Provided. ICCC shall provide to each Fund and the Portfolios the following services on an ongoing basis:

                 (i)    Calculate 12b-1 payments;

                 (ii)   Maintain proper shareholder registrations;

                 (iii) Review new applications and correspond with shareholders, if necessary, to complete or correct information;

                 (iv)   Direct payment processing of checks or wires;

                 (v) Prepare and certify stockholder lists in conjunction with proxy solicitations; solicit and tabulate proxies; receive and tabulate proxy cards for meetings of each Fund's or Portfolios' shareholders;

                 (vi)   Countersign securities;

                 (vii)  Direct shareholder confirmation of activity;

                 (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

                 (ix) Mail duplicate confirmation to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with ICCC;

                 (x) Provide periodic shareholder lists and statistics to each Fund and the Portfolios;

                 (xi)   Provide detail for underwriter/broker confirmations;

                 (xii)  Mail periodic year-end tax and statement information;

                 (xiii) Provide timely notification to investment advisor,
                        accounting agent, and custodian of each Fund's and Portfolios' activity; and

                 (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

            (b) Purchase of Shares. ICCC shall issue and credit an account of an investor, in the manner described in the Prospectus, once it receives: (i)a purchase order; (ii) proper information to establish a shareholder account; and
(iii) confirmation of receipt by, or crediting of funds for such order to, each Fund's or Portfolios' custodian.

            (c) Redemption of Shares. ICCC shall redeem each Fund's or the Portfolios' shares only in accordance with the provisions of the Prospectus and each shareholder's individual directions. Shares shall be redeemed at such time as the shareholder tenders his or her shares and directs the method of redemption in accordance with the terms set forth in the Prospectus. If securities are received in proper form, Shares shall be redeemed before the funds are provided to ICCC. When each Fund or the Portfolios provides ICCC with funds, redemption proceeds will be wired (if requested)or a redemption check issued. All redemption checks shall be drawn to the recordholder unless third party payment authorizations have been signed by the recordholder and delivered to ICCC.

            (d) Dividends and Distributions. Upon receipt of certified resolutions of each Fund's Board of Directors and the Portfolios' Board of Trustees authorizing the declaration and payment of dividends and distributions, ICCC shall issue the dividends and distributions in shares, or, upon shareholder election, pay such dividends and distributions in cash. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. Each Fund's and the Portfolios' shareholders shall receive tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by each Fund and the Portfolios as are required to be filed and mailed by applicable law, rule or regulation. ICCC shall maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions paid by each Fund and the Portfolios to its shareholders as required by tax or other law, rule or regulation.

            (e) Shareholder Account Services. If authorized in the Prospectus, ICCC shall arrange for the following services, in accordance with the applicable terms set forth in the Prospectus: (i) the issuance of Shares obtained through any pre-authorized check plan and direct purchases through broker wire orders, checks and applications; (ii) exchanges of shares of any fund for Shares of the Fund with which the Fund has exchange privileges; (iii)automatic redemption from an account where that shareholder participates in an automatic redemption plan; and (iv) redemption of Shares from an account with a check writing privilege.

            (f) Communications to Shareholders. Upon timely Written Instructions, ICCC shall mail all communications by each Fund and the Portfolios to its shareholders, including, reports to shareholders, confirmations of purchases and sales of Shares, monthly or quarterly statements, dividend and distribution notices, and proxy material.

            (g) Records. ICCC shall maintain records of the accounts for each shareholder showing the following information: (i) name, address and U.S. Tax Identification or Social Security number; (ii) number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations; (iii) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;
(iv) any stop or restraining order placed against a shareholder's account; (v) any correspondence relating to the current maintenance of a shareholder's account; (vi) information with respect to withholdings; and (vii) any information required in order for ICCC to perform any calculations contemplated or required by this Appendix or the Master Services Agreement.

            (h) Lost or Stolen Certificates. ICCC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued upon: (i) the shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by ICCC; and (ii) completion of a release and indemnification agreement signed by the shareholder to protect ICCC.

            (i) Shareholder Inspection of Stock Records. Upon requests from Fund or Portfolio shareholders to inspect stock records, ICCC will notify the Fund or Portfolio and the Fund or Portfolio shall deliver Oral or Written Instructions granting or denying each such request. Unless ICCC has acted contrary to the Fund's or Portfolios' Instructions, each Fund and the Portfolios agree to release ICCC from any liability for refusal or permission for a particular shareholder to inspect each Fund's or the Portfolios' shareholder records.

            (j) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, ICCC shall cancel outstanding certificates surrendered by each Fund or the Portfolios to reduce the total amount of outstanding shares by the number of shares surrendered by each Fund or the Portfolios.

            (k) Telephone Transactions. In accordance with the terms of the Prospectus, ICCC shall act upon shareholder requests made by telephone for redemption or exchange of shares; provided that (i) the shareholder has authorized telephone transactions on the Fund's Account Application or otherwise in writing, (ii) if the request is a redemption, the amount to be redeemed does not exceed $50,000 and (iii) ICCC has complied with the identification and other security procedures required by the Fund in connection with telephone transactions.

         4. Fees. As compensation for the services performed by ICCC for each Fund and the Portfolios pursuant to this Appendix, each Fund and the Portfolios will pay to ICCC such amounts as may be agreed to from time to time by the parties in writing.

         5. Delegation of Responsibilities. ICCC may subcontract to any third party all or any part of its obligations under this Appendix; provided that any such subcontracting shall not relieve ICCC of any of its obligations under this Appendix. All subcontractors shall be paid by ICCC.

                            TRANSFER AGENCY SERVICES
                                  FEE SCHEDULE


Base Fee* Annual fee per fund, class or other
subdivision.                                           $18,000 (Class A Shares)
                                                       $18,000 (Class B Shares)
                                                       $16,000 (Class C Shares)
                                                       $18,000 (Offshore Spokes)

Account Fee* Annual account charge( includes system access and funds control and reconcilement)

o Daily dividend fund                                                     $16.00
o Non-daily dividend fund                                                 $10.00
o Contingent deferred sales charge( monthly and quarterly funds only)     $ 5.00

Full Service* Annual fee per domestic fund, class or other subdivision.   $2,000
This fee includes the first 400 accounts. Additional accounts are $5.00 per account. (Full service includes servicing broker/dealers, financial planners, registered investment advisors, third party intermediaries).


*All fees are annualized and will be prorated on a monthly basis for billing purposes. Out of pocket expenses are not covered by these fees.



                                                FLAG INVESTORS FUNDS, INC.

                                                By: /s/ Amy M. Olmert
                                                    ----------------------------
                                                Name:  Amy M. Olmert
                                                Title: Assistant Secretary

                                                INVESTMENT COMPANY CAPITAL CORP.


                                                By: /s/ Richard T. Hale
                                                    ----------------------------
                                                Name:  Richard T. Hale
                                                Title: President

                                                                     Appendix IX
                          ACCOUNTING SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated as of September 1, 2000, and is hereby incorporated into Services Agreement (the "Master Services Agreement") (i) between FLAG INVESTORS INVESTMENT COMPANY CAPITAL CORP. ("ICCC") (ii) between FLAG INVESTORS SERIES FUN FLAG INVESTORS EMERGING GROWTH FUND, INC. and ICCC (iv) between FLAG INVESTORS E ICCC (v) between FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. and ICCC (vi) SHORT-INTERMEDIATE INCOME FUND, INC. and ICCC (vii) between FLAG INVESTORS VALUE
(viii) between FLAG INVESTORS PORTFOLIOS TRUST on behalf of the COMMUNICATIONS P not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

         1. Accounting Services to be Provided. ICCC will perform the following accounting functions if required:

            (a) Journalize investment, capital share and income and expense;

            (b) Verify investment buy/sell trade tickets when received from each
                Fund's investment advisor and transmit trades to each Fund's custodian for proper settlement;

            (c) Maintain individual ledgers for investment securities;

            (d) Maintain tax lots for each security;

            (e) Reconcile cash and investment balances with the custodian, and provide each Fund's investment advisor with the beginning cash balance available for investment purposes;

            (f) Update the cash availability throughout the day as required by each Fund's investment advisor;

            (g) Post to and prepare each Fund's Statement of Net Assets and
                Liabilities and the Statement of Operations;

            (h) Calculate various contractual expenses (e.g., advisor and custody fees);

            (i) Monitor the expense accruals and notify each Fund's management of any proposed adjustments;

            (j) Control all disbursements from each Fund and authorize such disbursements upon written instructions from the President or any other officer of each Fund or the investment advisor;

            (k) Calculate capital gains and losses;

            (l) Determine each Fund's net income;

            (m) Obtain security market quotes from independent pricing services approved by the investment advisor, or if such quotes are unavailable, then obtain such prices from the investment advisor, and in either case calculate the market value of portfolio investments;

            (n) Transmit or mail a copy of the daily portfolio valuation to each
                Fund's investment advisor;

            (o) Compute each Fund's net asset value;

            (p) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate;

            (q) Prepare a monthly financial statement, which will include the following items:

                o Schedule of Investments;

                o Statement of Net Assets and Liabilities;

                o Statement of Operations;

                o Statement of Changes in Net Assets;

                o Cash Statement;

                o Schedule of Capital Gains and Losses;

            (r) Assist in the preparation of:

                o Federal and State Tax Returns;

                o Excise Tax Returns;

                o Annual, Semi-Annual and Quarterly Shareholder Reports;

                o Rules 24 (e)-2 and 24 (f)-2 Notices;

                o Annual and Semi-Annual Reports on Form N-SAR;

                o Monthly and Quarterly Statistical Data Information Reports
                  Sent to Performance Tracking Companies;

            (s) Assist in the Blue Sky and Federal registration and compliance process;

            (t) Assist in the review of registration statements; and

            (u) Assist in monitoring compliance with Sub-Chapter M of the
                Internal Revenue Code.

         2. Records. ICCC shall keep the following records: (a) all books and records with respect to each Fund's books of account; and (b) records of each Fund's securities transactions.

         3. Liaison with Accountants. In addition to ICCC's obligations relating to each Fund's independent accountants set forth in the Master Services Agreement, ICCC shall act as liaison with each Fund's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

         4. Compensation. For services performed by ICCC pursuant to this Appendix, each Fund will pay to ICCC compensation for such services as the parties may agree to from time to time in writing.

                                                                      Appendix X
                          ACCOUNTING SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

This Appendix is dated March 28th, 2001, and is hereby incorporated into and made a part of the Master Services Agreement ("the Master Services Agreement") between DEUTSCHE INVESTORS FUNDS, INC. (on behalf of GROWTH OPPORTUNITY FUND, GLOBAL FINANCIAL SERVICES FUND, GLOBAL BIOTECHNOLOGY FUND and GLOBAL TECHNOLOGY
FUND) and INVESTMENT COMPANY CAPITAL CORP. ("ICCC"). Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.


         1. Accounting Services to be Provided. ICCC will perform the following accounting functions if required:

            (a) Journalize investment, capital share and income and expense;

            (b) Verify investment buy/sell trade tickets when received from each
                Fund's investment advisor and transmit trades to each Fund's custodian for proper settlement;

            (c) Maintain individual ledgers for investment securities;

            (d) Maintain tax lots for each security;

            (e) Reconcile cash and investment balances with the custodian, and provide each Fund's investment advisor with the beginning cash balance available for investment purposes;

            (f) Update the cash availability throughout the day as required by each Fund's investment advisor;

            (g) Post to and prepare each Fund's Statement of Net Assets and
                Liabilities and the Statement of Operations;

            (h) Calculate various contractual expenses (e.g., advisor and custody fees);

            (i) Monitor the expense accruals and notify each Fund's management of any proposed adjustments;

            (j) Control all disbursements from each Fund and authorize such disbursements upon written instructions from the President or any other officer of each Fund or the investment advisor;

            (k) Calculate capital gains and losses;

            (l) Determine each Fund's net income;

            (m) Obtain security market quotes from independent pricing services approved by the investment advisor, or if such quotes are unavailable, then obtain such prices from the investment advisor, and in either case calculate the market value of portfolio investments;

            (n) Transmit or mail a copy of the daily portfolio valuation to each
                Fund's investment advisor;

            (o) Compute each Fund's net asset value;

            (p) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate;

            (q) Prepare a monthly financial statement, which will include the following items:

                o Schedule of Investments;

                o Statement of Net Assets and Liabilities;

                o Statement of Operations;

                o Statement of Changes in Net Assets;

                o Cash Statement;

                o Schedule of Capital Gains and Losses;

            (r) Assist in the preparation of:

                o Federal and State Tax Returns;

                o Excise Tax Returns;

                o Annual, Semi-Annual and Quarterly Shareholder Reports;

                o Rules 24 (e)-2 and 24 (f)-2 Notices;

                o Annual and Semi-Annual Reports on Form N-SAR;

                o Monthly and Quarterly Statistical Data Information Reports
                  Sent to Performance Tracking Companies;

            (s) Assist in the Blue Sky and Federal registration and compliance process;

            (t) Assist in the review of registration statements; and

            (u) Assist in monitoring compliance with Sub-Chapter M of the
                Internal Revenue Code.

         2. Records. ICCC shall keep the following records: (a) all books and records with respect to each Fund's books of account; and (b) records of each Fund's securities transactions.

         3. Liaison with Accountants. In addition to ICCC's obligations relating to each Fund's independent accountants set forth in the Master Services Agreement, ICCC shall act as liaison with each Fund's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

         4. Compensation. For services performed by ICCC pursuant to this Appendix, each Fund will pay to ICCC compensation for such services as the parties may agree to from time to time in writing.

IN WITNESS WHEREOF, the parties hereto have caused this Accounting Services Appendix to the Master Services Agreement between Deutsche Investors Funds, Inc. (on behalf of Growth Opportunity Fund, Global Financial Services Fund, Global Biotechnology Fund and Global Technology Fund) and Investment Company Capital Corp. to be executed in their names and on their behalf by and through their duly authorized officers, as of March 28th, 2001.



                                                DEUTSCHE INVESTORS FUNDS, INC.


                                                By: /s/Amy M. Olmert
                                                    ----------------------------
                                                    Amy M. Olmert
                                                    Title: Secretary




                                                INVESTMENT COMPANY CAPITAL CORP.


                                                By: /s/Richard T. Hale
                                                    ----------------------------
                                                    Richard T. Hale
                                                    Title: President